Exhibit 99.1

NRG Energy, Inc. Announces Termination of Private Debt Exchange Offers and Consent
Solicitations for its 7.250% Senior Notes Due 2014, 7.375% Senior Notes Due 2016 and 7.375% Senior
Notes Due 2017

PRINCETON, NJ; September 17, 2008—NRG Energy, Inc. (NYSE: NRG) today announced that it has terminated its offers to exchange up to a maximum of $2.0 billion in aggregate principal amount of its existing 7.250% Senior Notes due 2014 (CUSIP No. 629377 AT 9), 7.375% Senior Notes due 2016 (CUSIP No. 629377 AU 6) and 7.375% Senior Notes due 2017 (CUSIP No. 629377 AX 0) (collectively, the “Old Notes”), for new 8.25% Senior Notes due 2018, and the related consent solicitations. As of the early participation and consent date, which expired today at 5:00 p.m., New York City time, the requisite consents to amend the indentures governing the Old Notes were not received. Tendered Old Notes will not be accepted for exchange and will be returned to holders.

“In this extraordinary financial environment, and given the response to the exchange offer so far, it is clear that now is not the ideal time for bondholders to give proper consideration to the merits of our offer,” said David Crane, President and CEO, NRG Energy, Inc. “We remain committed both to fulfilling the Company’s previously stated objectives in terms of the return of capital to shareholders within the current constraints of our indenture and to finding ways to ease those constraints in a manner that is value enhancing to our shareholders and bondholders alike.”

This announcement is neither an offer to purchase nor a solicitation of an offer to sell any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. The exchange offers and consent solicitations, which were only available to eligible holders, were made solely pursuant to the Offering Circular and Consent Solicitation Statement dated September 4, 2008.

Safe Harbor Disclosure
Certain statements contained herein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include the expected consequences of terminating the exchange offers and consent solicitations, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included herein should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

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About NRG Energy, Inc.
NRG Energy, Inc. (NYSE: NRG), a Fortune 500 company, owns and operates one of the country’s largest and most diverse power generation portfolios. NRG’s 48 plants provide approximately 24,000 megawatts of generation capacity—enough to power nearly 20 million homes. In November 2007, NRG won two of the industry’s highest honors—Platts Industry Leadership and Energy Company of the Year awards.

Headquartered in Princeton, NJ, NRG is a member of the U.S. Climate Action Partnership (USCAP), a group of business and environmental organizations calling for mandatory legislation to reduce greenhouse gas emissions; and a founding member of “3C—Combat Climate Change,” a global initiative taking a leadership role in designing the road map to a low carbon society. For more information on NRG Energy, please visit www.nrgenergy.com.

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Contacts:

Media:	Investors:
Meredith Moore 609.524.4522	Nahla Azmy 609.524.4526
Lori Neuman 609.524.4525	David Klein 609.524.4527

David Knox (Texas and Louisiana)

713.795.6106